UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2025

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On October 3, 2025, the board of directors (the “Board”) of ARKO Corp., a Delaware corporation (the “Company”), appointed Jordan Mann to serve as the Company’s interim Chief Financial Officer (and interim principal financial and accounting officer) effective October 10, 2025. Mr. Mann will succeed the Company’s current Chief Financial Officer, Robert Giammatteo, whose departure the Company previously reported. Mr. Mann will serve as interim Chief Financial Officer until the qualification and appointment of his successor.

Mr. Mann, 45, will serve as interim Chief Financial Officer in addition to his role as the Company’s Senior Vice President of Corporate Strategy, Capital Markets and Investor Relations, a position he has held since May 2023. Mr. Mann previously worked in investment banking at Morgan Stanley as an executive director from September 2021 to March 2023, prior to which he worked in investment banking at Credit Suisse as a Director from August 2015 to September 2021. Mr. Mann graduated with a B.S. in Economics from Duke University and a J.D. from Harvard Law School.

In connection with Mr. Mann’s appointment as interim Chief Financial Officer (and interim principal financial and accounting officer), Mr. Mann entered into an offer letter, dated October 6, 2025 (the “Offer Letter”), pursuant to which Mr. Mann is entitled to, among other things:

•
a base salary at an annual rate of $350,000;
•
commencing in 2026, approximately $250,000 (based on the value on the grant date) of restricted stock units which time-vest in 1/3 increments over three years; and
•
approximately $250,000 (based on the value on the grant date) in target value of performance based stock units which vest after three years based on then-current performance criteria.

All of the foregoing awards will be governed by the terms and conditions of the applicable plan and award agreements. In addition, Mr. Mann is eligible to participate in any employee plans and programs in effect from time to time, as are made available to similarly situated employees.

There are no arrangements or understandings between Mr. Mann and any other persons pursuant to which he was appointed as interim Chief Financial Officer. There are no family relationships between Mr. Mann and the executive officers or directors of the Company, and there are no transactions involving the Company and Mr. Mann that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated as of October 6, 2025, by and between ARKO Corp. and Jordan Mann
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	October 9, 2025	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board